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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 2, 2001, in the Registration Statement and related Prospectus of MigraTEC, Inc. dated March 28, 2001 for the registration of up to 30,650,000 shares of its common stock.


Dallas, Texas
March 26, 2001